Exhibit 10.18

Series __

LIBERTY GLOBAL, INC.
2005 INCENTIVE PLAN

SHARE GRANT AND RESTRICTED SHARES AWARD
IN SETTLEMENT OF
PERFORMANCE SHARE UNITS AGREEMENT
THIS SHARE GRANT AND RESTRICTED SHARES AWARD (“Grant”) is made as of December 31, 2012 (the “Grant Date”), by and between LIBERTY GLOBAL, INC., a Delaware corporation (the “Company”), to the individual whose name and employee number appear on Exhibit A hereto (the “Grantee”).
The Company has adopted the Liberty Global, Inc. 2005 Incentive Plan, as Amended and Restated Effective October 31, 2006 (the “Plan”), a copy of which is attached to this Grant as Exhibit B and by this reference made a part hereof, for the benefit of eligible employees of, and independent contractors providing services to, the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan.
Pursuant to the Plan, the Company awarded Performance Share Units with respect to shares of LBTY.__ to the Grantee pursuant to the Performance Share Units Agreement dated March 17, 2011 (the “PSU Agreement”). The Compensation Committee (the “Committee”) appointed by the Board pursuant to Section 3.1 of the Plan to administer the Plan has determined to grant unrestricted shares of LBTY.__ and restricted shares of LBTY.__ to Grantee in settlement of the PSU Agreement, subject to the conditions and restrictions set forth herein and in the Plan.
The Company and the Grantee therefore agree as follows:
1.    Definitions. The following terms, when used in this Grant, have the following meanings:
“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
“Cause” has the meaning specified for “cause” in Section 11.2(b) of the Plan.
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
“Committee” has the meaning specified in the recitals to this Grant.
“Company” has the meaning specified in the preamble to this Grant.

“Direct Registration System” means the book-entry registration system maintained by the Company’s stock transfer agent, pursuant to which shares of LBTY.__ are held in non-certificated form for the benefit of the registered holder thereof.
“Good Reason” for the Grantee to resign from his or her employment with the Company and its Subsidiaries means that any of the following occurs, is not consented to by the Grantee and is not the result of the Grantee’s poor performance:
(i)    any material diminution in the Grantee’s base compensation;

(ii)	the material diminution of the Grantee’s official position or authority, but excluding isolated or inadvertent action not taken in bad faith that is remedied promptly after notice; or

(iii)	the Company requires the Grantee to relocate his/her principal business office to a different country.
For the Grantee’s Termination of Service to constitute resignation for Good Reason, the Grantee must notify the Committee in writing within 30 days of the occurrence of such event that Good Reason exists for resignation, the Company must not have taken corrective action within 60 days after such notice is given so that Good Reason for resignation ceases to exist, and the Grantee must terminate his or her employment with the Company and its Subsidiaries within six months after such notice is given or such longer period (but in any event not to exceed two years following the initial occurrence of such event) as may be required by the provisions of any employment agreement or other contract or arrangement with the Company or its Subsidiaries to which the Grantee is a party.
“Grant Date” has the meaning specified in the preamble to this Grant.
“Grantee” has the meaning specified in the preamble to this Grant.
“LBTY.__” means the Series __ common stock, par value $.01 per share, of the Company.
“Plan” has the meaning specified in the recitals to this Grant.
“Required Withholding Amount” has the meaning specified in Section 14 of this Grant.
“Restricted Shares” has the meaning specified in Section 2 of this Grant.
“Retained Distributions” has the meaning specified in Section 4 of this Grant.
“Termination of Service” means the Grantee’s provision of services to the Company and its Subsidiaries, as an officer, employee or independent contractor, terminates for any reason.
“Unrestricted Shares” has the meaning specified in Section 2 of this Grant.

2.Grant. In settlement of the PSU Agreement, and in lieu of any other payment or benefit thereunder, the Company will make the grant described below:
(a)    Unrestricted Shares. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee effective as of the Grant Date, the number of shares of LBTY.__ set forth on Exhibit A hereto (the “Unrestricted Shares”).
(b)    Restricted Shares. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee effective as of the Grant Date the number of shares of LBTY.__ set forth on Exhibit A hereto, subject to the conditions and restrictions set forth below and in the Plan (the “Restricted Shares”).
3.Issuance of Restricted Shares at Beginning of the Restriction Period. Upon issuance of the Restricted Shares, at the Company’s election, either the Restricted Shares will be registered in Grantee’s name in a restricted shares account in the Direct Registration System or the Restricted Shares will be evidenced by one or more stock certificates registered in the name of Grantee. During the Restriction Period, any restricted shares account in the Direct Registration System holding, and any certificates representing, the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and this Grant. The Restricted Shares and any restricted shares account holding, or any certificates representing, the same will remain in the custody or otherwise under the control of the Company or its designee.
4.Restrictions. Restricted Shares shall constitute issued and outstanding shares of LBTY.__ for all corporate purposes. Grantee hereby contractually agrees not to vote any Restricted Shares or to permit any other person, whether by proxy, voting agreement or otherwise, to vote any Restricted Shares prior to the vesting thereof. Subject to the foregoing, Grantee will have the right to receive and retain such dividends and distributions, if any, as the Committee may in its sole discretion designate that are paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common Stock of the same series with respect to such Restricted Shares, except that (a) Grantee will not be entitled to delivery of such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived, (b) the Company will retain custody or control of the stock certificate or certificates evidencing, or the restricted shares account holding, the Restricted Shares during the Restriction Period as provided in Section 3, (c) other than such dividends and distributions as the Committee may in its sole discretion designate, the Company or its designee will retain custody of all dividends and distribution (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account, (d) Grantee may not sell, assign, transfer by gift or otherwise, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or Grantee’s interest in any of them during the Restriction Period, except as otherwise permitted by this Grant and (e) a breach of any restrictions, terms or conditions provided in or established by the Committee pursuant to the Plan or this Grant with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
5.    Vesting. Unless the Committee otherwise determines in its sole discretion, subject to earlier vesting in accordance with Section 6 of this Grant and Section 11.1(b) of the Plan and subject to the forfeiture provisions of Section 6, the Restricted Shares shall become vested, and the restrictions with respect thereto shall lapse on September 30, 2013 (the “Vesting Date”). On the Vesting Date, and the satisfaction of any other applicable restrictions, terms and conditions, any Retained Distributions with respect to the Restricted Shares will become vested to the extent that the Restricted Shares related thereto shall have become vested in accordance with this Grant.
6.    Early Vesting or Forfeiture.
(a)    Subject to the remaining provisions of this Section 6, in the event of Termination of Service at any time during the Restricted Period, the Grantee shall, effective upon such Termination of Service, forfeit any Restricted Shares and any related Retained Distributions, the Vesting Date for which has not yet occurred, except as indicated below:
(i)    If the Termination of Service occurs on or prior to February 28, 2013, and is due to death or Disability, the Grantee’s unvested Restricted Shares and any related Retained Distributions will become vested as of March 1, 2013, subject to the forfeiture provisions of Section 6(b), and no longer be subject to a risk of forfeiture.
(ii)    If the Termination of Service occurs after February 28, 2013, and is due to death or Disability, the Grantee’s unvested Restricted Shares and any related Retained Distributions will thereupon become vested and no longer be subject to a risk of forfeiture.
(iii)    If the Termination of Service occurs on or prior to February 28, 2013, and is due to termination of the Grantee by the Company or any of its Subsidiaries without Cause or resignation by the Grantee for Good Reason, then the Committee may determine, in its sole discretion, that a portion of the Grantee’s Restricted Shares and any related Retained Distributions will become vested as of March 1, 2013, and no longer be subject to a risk of forfeiture in such amount as the Committee may determine.
(iv)    If the Termination of Service occurs after February 28, 2013, and is due to termination of the Grantee by the Company or any of its Subsidiaries without Cause or resignation by the Grantee for Good Reason, then the Committee may determine, in its sole discretion, that a portion of the Grantee’s Restricted Shares and any related Retained Distributions will thereupon become vested and no longer be subject to a risk of forfeiture in such amount as the Committee may determine.
(b)    If the number of Restricted Shares together with the number of Unrestricted Shares granted under this Grant exceeds the number of Earned Performance Share Units (as defined in the PSU Agreement) that would have been earned by the Grantee under the PSU Agreement, as determined by the Committee on or prior to February 28, 2013, the number of Restricted Shares vesting on the Vesting Date shall be reduced by such excess (if necessary, to zero), and the Restricted Shares subject to reduction, together with any Retained Distributions related thereto) will be forfeited by the Grantee as of March 1, 2013.
(c)    If Grantee breaches any restrictions, terms or conditions provided in or established by the Committee pursuant to the Plan or this Grant with respect to the Restricted Shares prior to the vesting thereof (including any attempted or completed transfer of any such unvested Restricted Shares contrary to the terms of the Plan or this Grant), the unvested Restricted Shares, together with any Retained Distributions thereto, will be forfeited immediately.
7.    Delivery by Company. As soon as practicable after the vesting of Restricted Shares and the related Retained Distributions pursuant to Section 5 or 6 hereof or Section 11.1(b) of the Plan, and subject to the withholding referred to in Section 14 of this Grant, the Company will deliver or cause to be delivered to Grantee (i) a statement of holdings reflecting such vested Restricted Shares held through the Direct Registration Statement or, if the Company so elects, in its sole discretion, a new certificate or certificates issued in Grantee’s name for such vested Restricted Shares or a confirmation of deposit of such vested Restricted Shares, in electronic form, into a broker’s account designated by Grantee, (ii) any securities constituting related vested Retained Distributions by any applicable method specified in clause (i) above, and (iii) any cash payment constituting related vested Retained Distributions. Any delivery of securities will be deemed effected for all purposes when (i) (a) a certificate representing or statement of holdings reflecting such securities and, in the case of Retained Distributions, any other documents necessary to reflect ownership thereof by Grantee has been delivered personally to the Grantee or, if delivery is by mail, when the Company or its stock transfer agent has deposited the certificate or statement of holdings and/or such other documents in the United States mail, addressed to the Grantee, or (b) confirmation of deposit into the designated broker’s account of such securities, in written or electronic format, is first made available to Grantee, and (ii) any cash payment will be deemed effected when a check from the Company, payable to or at the direction of the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to or at the direction of the Grantee or deposited in the United States mail, addressed to the Grantee or his or her nominee.
8.    Forfeited Shares and Retained Distributions. Upon forfeiture of unvested Restricted Shares by the Grantee for any reason, the Company shall not pay any dividend to the Grantee on account of such forfeited unvested Restricted Shares (irrespective of whether such dividend would constitute a Retained Distribution) or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Restricted Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Restricted Shares.
9.    Nontransferability of Restricted Shares Before Vesting.
(a)    Before vesting and during Grantee’s lifetime, the Restricted Shares and related Retained Distributions are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order. In the event of transfer pursuant to a Domestic Relations Order, the unvested Restricted Shares and related Retained Distributions so transferred shall be subject to all the restrictions, terms and provisions of this Grant and the Plan, and the transferee shall be bound by all applicable provisions of this Grant and the Plan in the same manner as Grantee.

(b)    Except for a transfer pursuant to a Domestic Relations Order, in the event any unvested Restricted Shares are transferred or attempted to be transferred to a third party, the Company shall have the right to acquire for its own account, without the payment of any consideration therefor, such Restricted Shares and any Retained Distributions with respect thereto, from the owner thereof or his transferee at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives unvested Restricted Shares contrary to the provisions of the Plan or this Grant as a stockholder of the Company, and may retain and/or recover all distributions or dividends on such Restricted Shares (irrespective of whether such distributions or dividends would be Retained Distributions) that were paid or payable subsequent to the date on which a prohibited transfer was made or attempted.
(c)    The Grantee may designate a beneficiary or beneficiaries to whom the Restricted Shares, to the extent then vesting, and any related Retained Distributions will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Exhibit C or such other form as may be prescribed by the Committee, provided that no such designation will be effective unless so filed prior to the death of Grantee. If no such designation is made or if the designated beneficiary does not survive Grantee’s death, the Restricted Shares, to the extent then vesting, and any related Retained Distributions will pass by will or the laws of descent and distribution. Following Grantee’s death, the person to whom such vested Restricted Shares and Retained Distributions pass according to the foregoing will be deemed the Grantee for purposes of any applicable provisions of this Grant.
10.    Adjustments. The Restricted Shares will be subject to adjustment in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence following the Grant Date of any of the events described in Section 4.2 of the Plan.
11.    Company’s Rights.    The existence of this Grant will not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.16 of the Plan.
12.    Limitation of Rights.     Nothing in this Grant or the Plan will be construed to give Grantee any right to be awarded any future restricted shares other than in the sole discretion of the Committee or give Grantee or any other person any interest in any fund or in any specified asset or assets of the Company or any of its Subsidiaries. Neither Grantee nor any person claiming through Grantee will have any right or interest in the Restricted Shares or any related Retained Distributions unless and until there shall have been full compliance with all the terms, conditions and provisions of this Grant and the Plan which affect Grantee or such other person.
13.    Restrictions Imposed by Law. Without limiting the generality of Section 11.8 of the Plan, the Company shall not be obligated to deliver any Restricted Shares or securities constituting Retained Distributions if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of LBTY.__ or such other securities are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of Restricted Shares or such other securities to comply with any such law, rule, regulation, or agreement. Any certificates representing, or restricted shares account holding, Restricted Shares or such other securities issued or delivered under this Grant (whether representing vested or unvested Restricted Shares or Retained Distributions) may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.
14.    Withholding. To the extent that the Company is subject to withholding tax requirements under any national, state, local or other governmental law with respect to the award of the Restricted Shares to Grantee or the vesting thereof or an election by the Grantee under Section 83(b) of the Code, the Grantee must make arrangement satisfactory to the Company to make payment to the Company of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required because the Grantee vests in some or all of the Restricted Shares, the Company shall withhold from the vested Restricted Shares otherwise deliverable to the Grantee a number of shares having a value equal to the Required Withholding Amount, unless Grantee remits the Required Withholding Amount to the Company in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. The value of the shares withheld shall be based on the Fair Market Value of such shares on the date the amount of the Required Withholding Amount is required to be determined (the “Tax Date”). Notwithstanding any other provisions of this Grant, the issuance or delivery of any Restricted Shares and related Retained Distributions, whether or not vested, may be postponed until any required withholding taxes have been paid to the Company. Upon the payment of any cash dividends with respect to the Restricted Shares during the Restriction Period, the amount of such dividends will be reduced to the extent necessary to satisfy any withholding tax requirements applicable thereto prior to payment to Grantee.
15.    Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Grant will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid, sent by overnight courier, freight prepaid or sent by facsimile and addressed as follows:
Liberty Global, Inc.
12300 Liberty Boulevard
Englewood, CO 80112
Attn: General Counsel
Fax: 303-220-6691
Any notice or other communication to the Grantee with respect to this Grant will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.
16.    Amendment. Notwithstanding any other provision hereof, this Grant may be supplemented or amended from time to time as approved by the Committee. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a)    this Grant may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Grant, subject to any required approval of the Company’s stockholders and, provided, in each case, that such changes will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to reform the Award made hereunder as contemplated by Section 11.18 of the Plan, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and
(b)    subject to any required action by the Board or the stockholders of the Company, the Restricted Shares granted under this Grant may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Restricted Shares that are then vested.
17.    Grantee Employment. Nothing contained in this Grant, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s employment or service at any time, with or without cause.
18.    Nonalienation of Benefits. Except as provided in Section 9 of this Grant, (i) no right or benefit under this Grant will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
19.    Governing Law. This Grant will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Grant and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.
20.    Construction. References in this Grant to “this Grant” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Grant is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Grant will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Grant, the terms of the Plan will control. The headings of the sections of this Grant have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

21.    Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.
22.    Entire Agreement. This Grant is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof.
23.    Recoupment Policy. The grant of Unrestricted Shares and Restricted Shares under this Grant is subject in all respects to the recoupment provisions applicable in the event of a restatement of the Company’s financial statements.
LIBERTY GLOBAL, INC.

By:
Name:     Authorized Signatory
Title:     Senior Vice President and Chief Human
Resources Officer

Exhibit A

Grantee Name: _____________________________

Employee Number: __________________________

Grant No.: _____________

Number of Unrestricted Shares of LBTY.__ awarded: _________

Number of Restricted Shares of LBTY.__ awarded: ___________

A-1

Exhibit B
Liberty Global, Inc.
2005 Incentive Plan

B-1

Exhibit C
to
Share Grant and Restricted Shares Award (Series __)
dated as of December 31, 2012

Designation of Beneficiary

I, ___________________________________________ (the “Grantee”), hereby declare
that upon my death                              (the “Beneficiary”) of                        Name
,
Street Address            City        State            Zip Code

who is my                                     , will be entitled to the
Relationship to Grantee

Restricted Shares vesting upon my death and all other rights accorded the Grantee by the above‑referenced grant (the “Grant”).

It is understood that this Designation of Beneficiary is made pursuant to the Grant and is subject to the conditions stated herein, including the Beneficiary’s survival of the Grantee’s death. If any such condition is not satisfied, such rights will devolve according to the Grantee’s will or the laws of descent and distribution.

It is further understood that all prior designations of beneficiary under the Grant are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Company prior to the Grantee’s death.

Date                            Grantee

C-1